ATSG Reports Record First Quarter 2022 Results
Rebound in Passenger Flying, Returns from Freighter Leasing Set Strong 2022 Pace

WILMINGTON, OH, May 5, 2022 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the quarter ended March 31, 2022.
ATSG's first quarter 2022 results, as compared with the first quarter 2021, include:
First Quarter 2022 Results
•Revenues of $486 million, up 29%
•GAAP Earnings of $50 million, up 18%
•Adjusted Earnings Per Share* of $0.56, nearly triple the year-earlier $0.20. Amounts for both years reflect additional shares for a change in GAAP presentation related to convertible notes
•Adjusted Pretax Earnings* of $64 million, more than triple $20 million a year ago
•Adjusted EBITDA* $158 million, up 49%
•Adjusted Free Cash Flow* $89 million, up 13% and $406 million for the trailing twelve months

Rich Corrado, president and chief executive officer of ATSG, said, "The businesses of ATSG are all operating at pre-pandemic levels, with year-over-year gains in revenues and earnings from our airlines, led by Omni Air's passenger flying for military and commercial customers. Our employees again delivered outstanding service during the winter months. Our CMI customers have noticed, and are bringing more of the Boeing 767s they own or lease from others to our airlines to fly in their networks. CAM, our aircraft lessor, contributed to our earnings momentum for the quarter following last year’s record fifteen deployments of leased Boeing 767-300 freighters. To date, CAM has completed the first two of its projected eleven - nine 767-300s and two Airbus A321s - freighter lease deliveries in 2022. We have customer orders for all eleven 2022 deliveries as well as 19 deliveries in 2023, including fourteen 767-300s and five A321s."
* Adjusted Earnings Per Share, Adjusted Pretax Earnings, Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures and are defined and reconciled to GAAP measures at the end of this release.

Segment Results

CAM
•A larger fleet of externally leased Boeing 767s versus a year ago contributed to CAM’s $24 million first-quarter revenue gain. CAM also realized 2022 revenues from new pay-by-cycle engine support services with several lessees of its 767-200 freighters. Aircraft leasing and related revenues from external customers were up 26 percent.
•CAM’s first-quarter pretax earnings increased 63 percent to $35 million versus the prior-year quarter.
•Eighty-six CAM-owned 767 freighter aircraft were leased to external customers as of March 31, eleven more than a year ago. CAM expects to lease nine more 767 and two A321 freighters in 2022.
•CAM purchased one 767-300 and two A321-200 passenger aircraft during the first quarter for conversion to freighters. Fifteen CAM-owned aircraft were in or awaiting conversion to freighters as of March 31, 2022, including three A321s.

ACMI Services
•First-quarter revenues increased 34 percent to $330 million. Block hours for ATSG's airlines reflected sharply higher passenger flying and the benefit of ten more freighters in CMI service than a year ago. That includes one that was provided by a customer for ATI to operate during the quarter, for a total of seven such customer-provided aircraft at March 31, up from two a year ago.
•First-quarter flight schedules were up sharply from a year ago, particularly for passenger charter operations. Revenue block hours increased 21 percent overall, including a 32 percent increase for passenger and combi flying and a 19 percent increase for cargo aircraft.
•Pretax segment earnings increased $0.9 million from the first quarter of 2021, which included $28 million from government grants in support of Omni Air’s passenger operations. The company has not recognized any earnings from government grants in 2022.

2022 Outlook
ATSG continues to project a record $640 million in Adjusted EBITDA for 2022, up nearly $100 million from 2021. ATSG also projects 2022 capital spending of $590 million, including $200 million in sustaining capex and $390 million for growth, primarily funded by the strong Adjusted Free Cash Flow ATSG will generate this year.
The forecast assumes:
•Dry leases of eleven more converted freighters, including nine 767-300s.
•CMI assignments for nine more 767 freighter aircraft. That includes two that CAM will lease and another seven others that the owners or lessees of those aircraft are placing with our cargo airlines to operate.
•Omni’s commercial charter and ATI’s combi flights continue to increase throughout 2022, as charter demand and airport access reflect diminished pandemic risk.

“Our particularly strong first quarter puts us ahead of our projected pace toward the Adjusted EBITDA and Adjusted Earnings Per Share targets we set in February, as our freighter leasing and airline businesses are already delivering strong returns this year,” Corrado said. “Demand for express-package air assets remains very high. We have customer orders for all 30 of the newly converted freighters we will lease this year and next year, and already have customer orders for the first 20 of 29 Airbus A330s we will start to acquire and convert next year, with leases beginning in 2024 through 2026. We are pleased to count ASL Aviation Holdings, a major source of cargo lift to integrated global networks, among our future lessees of Airbus cargo aircraft. ASL has ordered the first two of our A321 freighters in the second half of this year, a third in 2023 and two A330 freighters in 2024.”
Corrado said ATSG will steadily acquire passenger aircraft to fill the more than 80 passenger-to-freighter conversion slots it now controls. ATSG's current plan calls for all of the Boeing 767, Airbus A330, and best-in-class Airbus A321 aircraft that will enter those slots to be leased and delivered to customers by the end of 2027.
“Those investments will extend our global leadership in the leased midsize freighter market, support the growth of e-commerce driven express networks throughout the world, and create a growing stream of capital for allocation among a range of value-enhancing options,” he said.

Non-GAAP Financial Measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results and project future results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The historical non-GAAP financial measures included in this release are reconciled to GAAP earnings in tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain.

Conference Call
ATSG will host an investor conference call on Friday, May 6, 2022, at 10 a.m. Eastern time to review its financial results for the first quarter of 2022. Participants should use conference passcode 96734798 after dialing (866) 374-5140 toll-free or (404) 400-0571 toll. The call will also be webcast live in listen-only mode via a link at www.atsginc.com using the same passcode. The conference call also will be available on webcast replay via the same site for 30 days.

Annual Meeting of Stockholders
ATSG's 2022 Annual Meeting of Stockholders will be held virtually on May 25, 2022, at 11 a.m. Eastern time. Stockholders of record as of March 28, 2022 may participate by phone or online at www.virtualshareholdermeeting.com/ATSG2022 to consider and vote on, among other items, the election of directors to the Board, ratification of the selection of auditors for 2022, and an advisory vote on executive compensation. ATSG's 2022 Proxy Statement, its 2021 annual report, and its first Sustainability Report issued in March are also on the Company's website, www.atsginc.com, and include important information you should consider before casting your vote.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group, Inc.'s ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to the following, which relate to the current COVID-19 pandemic. The pandemic may (i) continue for a longer period, or its effect on commercial and military passenger flying may be more substantial than we currently expect; (ii) cause disruptions to our workforce and staffing capability, including through our compliance with federally mandated COVID-19 vaccination and testing requirements; (iii) cause disruptions in our ability to access airports and maintenance facilities; and (iv) adversely impact our customers' creditworthiness or the ability of our vendors and third-party service providers to maintain customary service levels. Other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) unplanned changes in the market demand for our assets and services, including the loss of customers or a reduction in the level of services we perform for customers; (ii) our operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; (iv) mark-to-market changes on certain financial instruments; (v) the number, timing, and scheduled routes of our aircraft deployments to customers; (vi) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints both within and outside the Unites States, which may be more severe or persist longer than we currently expect; (viii) the impact of a competitive labor market, which could restrict our ability to fill key positions; (ix) changes in general economic and/or industry-specific conditions; and (x) other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
REVENUES	$485,860	$376,088

OPERATING EXPENSES
Salaries, wages and benefits	161,762	142,016
Depreciation and amortization	82,071	71,051
Maintenance, materials and repairs	35,709	42,007
Fuel	60,358	30,442
Contracted ground and aviation services	18,331	14,803
Travel	24,199	18,404
Landing and ramp	4,578	3,109
Rent	6,663	5,868
Insurance	2,552	3,136
Other operating expenses	19,843	16,423
Government grants	—	(28,030)
	416,066	319,229

OPERATING INCOME	69,794	56,859
OTHER INCOME (EXPENSE)
Interest income	9	19
Non-service component of retiree benefit credits	5,388	4,457
Net gain on financial instruments	2,696	9,472
Losses from non-consolidated affiliates	(1,403)	(1,183)
Interest expense	(11,399)	(14,522)
	(4,709)	(1,757)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	65,085	55,102
INCOME TAX EXPENSE	(15,289)	(12,812)

NET EARNINGS	$49,796	$42,290

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.67	$0.71
Diluted	$0.57	$0.49

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	73,888	59,447
Diluted	88,744	74,744

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,538	$69,496
Accounts receivable, net of allowance of $925 in 2022 and $742 in 2021	216,664	205,399
Inventory	49,716	49,204
Prepaid supplies and other	29,233	28,742
TOTAL CURRENT ASSETS	331,151	352,841

Property and equipment, net	2,182,076	2,129,934
Customer incentive	97,115	102,913
Goodwill and acquired intangibles	501,599	505,125
Operating lease assets	60,488	62,644
Other assets	114,500	113,878
TOTAL ASSETS	$3,286,929	$3,267,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$187,181	$174,237
Accrued salaries, wages and benefits	50,953	56,652
Accrued expenses	12,098	14,950
Current portion of debt obligations	631	628
Current portion of lease obligations	18,840	18,783
Unearned revenue and grants	47,798	47,381
TOTAL CURRENT LIABILITIES	317,501	312,631
Long term debt	1,273,156	1,298,735
Stock warrant obligations	989	915
Post-retirement obligations	20,623	21,337
Long term lease obligations	42,238	44,387
Other liabilities	51,254	49,662
Deferred income taxes	227,128	217,291

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 74,337,226 and 74,142,183 shares issued and outstanding in 2022 and 2021, respectively	743	741
Additional paid-in capital	1,035,029	1,074,286
Retained earnings	380,097	309,430
Accumulated other comprehensive loss	(61,829)	(62,080)
TOTAL STOCKHOLDERS’ EQUITY	1,354,040	1,322,377
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,286,929	$3,267,335

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS
(In thousands)

	Three Months Ended
	March 31,
	2022	2021

OPERATING CASH FLOWS	$125,668	$124,447

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(71,915)	(80,075)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(36,337)	(45,366)
Proceeds from property and equipment	76	44
Acquisitions and investments in businesses	—	(1,697)
TOTAL INVESTING CASH FLOWS	(108,176)	(127,094)

FINANCING ACTIVITIES:
Principal payments on debt	(90,100)	(124,065)
Proceeds from borrowings	40,000	140,000
Payments for financing costs	—	(151)
Taxes paid for conversion of employee awards	(1,350)	(1,197)
TOTAL FINANCING CASH FLOWS	(51,450)	14,587

NET INCREASE (DECREASE) IN CASH	$(33,958)	$11,940

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$69,496	$39,719
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$35,538	$51,659

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS AND ADJUSTED PRETAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2022	2021
Revenues
Total CAM	106,905	83,277
ACMI Services	330,090	247,131
Other Activities	102,535	93,698
Total Revenues	539,530	424,106
Eliminate internal revenues	(53,670)	(48,018)
Customer Revenues	$485,860	$376,088

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	34,995	21,462
ACMI Services, inclusive of government grants and interest expense	22,165	21,259
Other Activities	1,551	389
Net, unallocated interest expense	(307)	(754)
Non-service components of retiree benefit credit	5,388	4,457
Net gain on financial instruments	2,696	9,472
Loss from non-consolidated affiliates	(1,403)	(1,183)
Earnings from Continuing Operations before Income Taxes (GAAP)	$65,085	$55,102

Adjustments to Pretax Earnings
Add customer incentive amortization	5,798	5,699
Less government grants	—	(28,030)
Less non-service components of retiree benefit credit	(5,388)	(4,457)
Less net gain on financial instruments	(2,696)	(9,472)
Add loss from non-consolidated affiliates	1,403	1,183
Adjusted Pretax Earnings (non-GAAP)	$64,202	$20,025
Adjusted Pretax Earnings excludes certain items included in GAAP based pretax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2022	2021

Earnings from Continuing Operations Before Income Taxes	$65,085	$55,102
Interest Income	(9)	(19)
Interest Expense	11,399	14,522
Depreciation and Amortization	82,071	71,051
EBITDA from Continuing Operations (non-GAAP)	$158,546	$140,656
Add customer incentive amortization	5,798	5,699
Less government grants	—	(28,030)
Add non-service components of retiree benefit credits	(5,388)	(4,457)
Less net gain on financial instruments	(2,696)	(9,472)
Add loss from non-consolidated affiliates	1,403	1,183

Adjusted EBITDA (non-GAAP)	$157,663	$105,579

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. The adjustments also excluded the recognition of government grants from adjusted earnings to improve comparability between periods. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, recognition of government grants, impairment of aircraft and related assets, charge off of debt issuance costs upon debt restructuring and costs from non-consolidated affiliates.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Trailing 12 Months Ended
	March 31,		March 31,
	2022	2021	2022

OPERATING CASH FLOWS (GAAP)	$125,668	$124,447	$584,778
Sustaining capital expenditures	(36,337)	(45,366)	(178,698)

ADJUSTED FREE CASH FLOW (Non-GAAP)	$89,331	$79,081	$406,080

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Cash receipts from government payroll support programs, which are included in operating cash flows, were $0 and $37.4 million for the three month periods ended March 31, 2022 and 2021, respectively. Cash receipts from government payroll support programs were $45.6 million for the twelve months ended March 31, 2022.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operations net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Management believes that adjusting GAAP operating cash flows is useful to evaluate the company's ability to generate cash for growth initiatives, debt service, cash returns for shareholders or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31, 2022		March 31, 2021
	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$49,796		$42,290
Gain from warrant revaluation, net of tax[1]	—		(5,355)
Convertible notes interest charges, net of tax[2]	760		—
Earnings from Continuing Operations - diluted (GAAP)	50,556	0.57	36,935	0.49
Adjustments to remove the following, net of tax
Customer incentive amortization[3]	4,475	0.05	4,398	0.06
Government grants[4]	—	—	(21,633)	(0.29)
Non-service component of retiree benefits[5]	(4,158)	(0.05)	(3,440)	(0.04)
Derivative and warrant revaluation[6]	(2,081)	(0.02)	(1,956)	(0.04)
Loss from affiliates[7]	1,083	0.01	913	0.01
Convertible debt interest charges (prior period), net of tax[2]	—	—	2,324	0.01
Adjusted Earnings from Continuing Operations (non-GAAP)	$49,875	$0.56	$17,541	$0.20

	Shares		Shares
Weighted Average Shares - diluted (GAAP)	88,744		74,744
Additional shares - warrants[1]	—		5,292
Additional shares - convertible notes[2]	—		8,111
Adjusted Shares (non-GAAP)	88,744		88,147

This presentation does not give effect to convertible note hedges the Company purchased having the same number of the Company's common shares, 8.1 million shares, and the same strike price of $31.90, that underlie the Convertible Notes. The convertible note hedges are expected to reduce the potential equity dilution with respect to the Company's common stock upon conversion of the Convertible Notes.

Adjusted Earnings from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For all periods presented, additional shares assumes that Amazon net settled its remaining warrants during each period.
2.Application of accounting standard ASU No. 2020-06, "Accounting for Convertible Instruments and Contracts in an Entity's Own Equity" was adopted prospectively for EPS calculations on January 1, 2022 using the modified retrospective approach. The new GAAP requires convertible debt to be treated under the "if-convert method" for EPS. Periods prior to adoption include adjustments to reflect EPS as if the new standard had been applied historically for comparability purposes.
3.Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.Removes the effects of government grants received under federal payroll support programs.
5.Removes the non-service component of post-retirement costs and credits.
6.Removes gains and losses from derivative interest rate instruments and warrant revaluations.
7.Removes losses for the Company's non-consolidated affiliates.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	March 31, 2021		December 31, 2021		March 31, 2022		December 31, 2022 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200	30	3	33	3	33	3	32	3
B767-300	55	9	65	9	67	9	81	8
B777-200	—	3	—	3	—	3	—	3
B757 Combi	—	4	—	4	—	4	—	4
A321-200	—	—	—	—	—	—	2	—
Total Aircraft in Service	85	19	98	19	100	19	115	18

B767-300 in or awaiting cargo conversion	9	—	12	—	12	—	10	—
A321 in cargo conversion	—	—	1	—	3	—	8	—
B767-300 staging for lease	1	—	—	—	—	—	—	—
B767-200 staging for lease	3	—	1	—	1	—	2	—
Total Aircraft	98	19	112	19	116	19	135	18

Aircraft in Service
	March 31,		December 31,		March 31,		December 31,
	2021		2021		2022		2022 Projected

Dry leased without CMI	31		35		36		44
Dry leased with CMI	44		50		50		52
Customer provided for CMI	2		6		7		13
ACMI/Charter[1]	27		26		26		24

1.ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies.